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                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Stagecoach Funds, Inc.

The Board of Trustees
Norwest Advantage Funds:

In connection with the combined registration statement/proxy statement on Form N-14 for the Wells Fargo Funds Trust, we consent to incorporation by reference of our reports.

                                          /s/ KPMG LLP

San Francisco, California
June 2, 1999